UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 23, 2012

Strategic Storage Trust, Inc.

(Exact name of registrant as specified in its charter)

Commission File Number: 000-53644

MD	32-0211624
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

111 Corporate Drive, Suite 120, Ladera Ranch, California 92694

(Address of principal executive offices, including zip code)

(877) 327-3485

(Registrant’s telephone number, including area code)

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events

Amendment and Restatement of Distribution Reinvestment Plan

On February 23, 2012, the board of directors of Strategic Storage Trust, Inc. (the “Registrant”) amended and restated the Registrant’s Distribution Reinvestment Plan (the “DRP”) to state that the purchase price for shares pursuant to the DRP shall be equal to 95% of the per share offering price of the Registrant’s common stock and to make certain revisions reflecting the termination of the Registrant’s initial public offering and recent commencement of the Registrant’s follow-on offering. The amended and restated DRP will be effective as of March 28, 2012. A copy of the amended and restated DRP is attached as Exhibit 4.1 hereto.

Amendments to Share Redemption Program

On February 23, 2012, the Registrant’s board of directors amended the Registrant’s share redemption program (the “SRP”) to revise the per share Redemption Amount for shares purchased under the SRP and provide a preference for redemptions related to the death or disability of a stockholder in the event that the Registrant receives requests for redemption in excess of the limits of the SRP. Pursuant to the amendments to the SRP, as long as the Registrant is engaged in an offering, the per share Redemption Amount shall be defined as the lesser of the amount a stockholder paid for his or her shares or the price per share in the current offering. If the Registrant is no longer engaged in an offering, the per share Redemption Amount will be determined by the Registrant’s board of directors. Further, if the Registrant is unable to purchase all shares presented for redemption in any quarter, based upon insufficient proceeds from the Registrant’s DRP and the limit on the number of shares the Registrant may redeem during any calendar year, the Registrant will attempt to honor redemption requests as follows (and in the following order of priority): (1) redemptions upon the death or disability of a stockholder (or pro rata if less than all of such death or disability redemption requests can be satisfied); and (2) pro rata as to all other redemption requests. The amendments to the SRP will be effective as of March 28, 2012.

The Registrant plans to mail a letter to its stockholders on or about February 27, 2012 informing them of these amendments to the SRP and the DRP. A copy of the letter is attached as Exhibit 99.1 hereto.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits.

4.1	Amended and Restated Distribution Reinvestment Plan

99.1	Letter to Stockholders dated February 27, 2012

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STRATEGIC STORAGE TRUST, INC.

Date: February 24, 2012	By:	/s/ Michael S. McClure

Michael S. McClure
Executive Vice President and Chief Financial Officer